EXHIBIT 8.1

List of Subsidiaries of Qihoo 360 Technology Co. Ltd. (the “Registrant”)

As of December 31, 2012

Wholly-Owned Subsidiaries

1.	Qizhi Software (Beijing) Co., Ltd., a PRC company

2.	Tianjin Qisi Technology Co., Ltd., a PRC company

3.	Qifei Xiangyi (Beijing) Software Co., Ltd., a PRC company

4.	Beijing Qichuang Yousheng Keji Co., Ltd., a PRC company

5.	Qiji International Development Limited, a HK company

6.	Qifei International Development Co. Limited, a HK company

7.	360 International Development Co. Limited, a HK company

Variable Interest Entities

1.	Beijing 3G3W Science & Technology Co., Ltd., a PRC company

2.	Beijing Qibu Tianxia Technology Co., Ltd., a PRC company

3.	Beijing Qihu Technology Co., Ltd., a PRC company

4.	Qihoo 360 Software (Beijing) Co., Ltd., a PRC company

5.	Shanghai Qitai Network Technology Co., Ltd., a PRC company

6.	Beijing Star World Technology Co., Ltd., a PRC company

7.	Chengdu Qiying Technology Co., Ltd., a PRC company

8.	Qihoo Ceteng Technology Co., Ltd., a PRC company

9.	Shanghai JN Network Technology Co., Ltd., a PRC company

10.	Shanghai Yizhitang Information Service Co., Ltd., a PRC company

11.	Shanghai Qihu Technology Co., Ltd., a PRC company

12.	Sanya Qijun Technology Co., Ltd., a PRC company

13.	360Youjiu (Beijing) Technology Co., Ltd., a PRC company

Subsidiaries of Variable Interest Entities

1.	Beijing Yuan Tu Technology Co., Ltd., a PRC company

2.	Shanghai Juliu Software Technology Co., Ltd., a PRC company

3.	Beijing Jueying Telecommunication Technology Co., Ltd., a PRC company

4.	Beijing Qifutong Technology Co., Ltd., a PRC company

5.	Beijing Chuxun Technology Co., Ltd., a PRC company

6.	Beijing Wanbokesi Information Technology Co., Ltd., a PRC company